Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


       We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-22857) and related Prospectus of Cintas Corporation for the registration of 550,064 shares of its common stock and to the incorporation by reference therein of our report dated July 8, 1996, with respect to the consolidated financial statements of Cintas Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended May 31, 1996 and the related financial schedule included therein, filed with the Securities and Exchange Commission.




                                                   ERNST & YOUNG LLP


Cincinnati, Ohio
April 16, 1997